                                                                     Exhibit H-1

                                   Before the
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
Release No.   , 2004

In the Matter of:
CenterPoint Energy, Inc.
1111 Louisiana
Houston, Texas 77002

Utility Holding, LLC
200 West Ninth Street Plaza
Suite 411
Wilmington, Delaware 19801

            CenterPoint Energy, Inc., a registered holding company, and Utility Holding, LLC, a registered holding company that is a wholly-owned subsidiary company of CenterPoint, have filed an Application-Declaration pursuant to
Section 12(c) of the Public Utility Holding Company Act of 1935 and Rule 46 thereunder, asking the Commission to authorize Utility Holding, LLC to declare and pay a dividend to CenterPoint in respect of the sale of Texas Genco Holdings, Inc.

            The filing and any amendments thereto are available for public inspection through the Commission's Office of Public Reference. Interested persons wishing to comment or request a hearing should submit their views in writing by ______, 2004 to the Secretary, Securities and Exchange Commission, 450 Fifth St., N.W., Washington, D.C. 20549.

                                       7